CRAILAR RECEIVES FIRST RETAIL PARTNER ORDER; VENDOR, RETAIL INTRODUCTION PLANNED FOR SPRING 2013 CRAiLAR Flax to be Introduced in Domestic Goods

Victoria, B.C. and Portland, Ore. (July 18, 2012) - Naturally Advanced Technologies Inc. ("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR®, a natural fiber made from flax and other bast fibers, announced it has commenced delivery of an initial 100,000 pounds of fiber to retail partner Target's designated vendor.  It will be introduced in domestic goods available at retail in Spring 2013. The original agreement, announced December 1, calls for two years of exclusivity in the category, and for Target's evaluation of CRAiLAR Flax in a number of products including sheets, top of bed, shower curtains, window treatments, table linens, decorative pillows, towels, and more.

"Target has been an exemplary partner - quick to identify the performance characteristics of CRAiLAR, and collaborative about developing an ingredient brand strategy that makes sense for its product line," said Ken Barker, Chief Executive Officer, Naturally Advanced Technologies. "We believe this partnership and its retail execution will set a strong benchmark going forward for how we would like to see our go to market strategy executed."

Target is the first vertically integrated retailer to partner with NAT, which will allow the companies to quickly develop product and marketing strategies aligned with their priority of tapping into consumer demand for sustainability.

NAT today supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, and Brilliant Global Knitwear for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex, Target and PVH Corp for evaluation and development. NAT is in construction on its first full-scale production facility in Pamplico, South Carolina, and anticipates it will be delivering fiber from the facility in Q3 2012. It will partner with Tintoria Piana and Barnhardt Manufacturing on the processing of that fiber. The Company's current fiber is being produced at its pilot facility in nearby Kingstree, South Carolina.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc., through its wholly owned subsidiary, CRAiLAR® Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. It's renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers offer cost-effective and environmentally sustainable processing and production, along with increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit
www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of NAT's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, NAT's business and operations are subject to the risks set forth in its most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. NAT assumes no obligation to update the forward-looking statements.

#   #   #

Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz@naturallyadvanced.com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir@naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir@naturallyadvanced.com